UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2017

PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Peregrine Pharmaceuticals, Inc. (the “Company”) has filed a Certificate of Amendment of Certificate of Incorporation (“Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect a 1-for-7 reverse stock split of the Company’s issued and outstanding shares of common stock effective as of 5:00 p.m. Eastern Time on July 7, 2017. Accordingly, each shareholder of the Company’s common stock will receive one (1) new share of common stock for every seven (7) shares of common stock held immediately prior to the effective time of the reverse stock split. No fractional shares will be issued, and no cash or other consideration will be paid as a result of the reverse stock split. Instead, the Company will issue one (1) whole share of the post-split common stock to any shareholder of record who otherwise would have received a fractional share as a result of the reverse stock split. The reverse stock split affects all of the Company’s issued and outstanding shares of common stock. In addition, the reverse stock split will affect shares of common stock underlying the Company’s stock options and warrants, as well as the conversion price of its 10.50% Series E Convertible Preferred Stock, that are outstanding immediately prior to the effective date of the reverse stock split. The reverse stock split will not negatively affect any of the rights that accrue to holders of the Company’s common stock and shares of common stock underlying its 10.50% Series E Convertible Preferred Stock, stock options and warrants that are outstanding immediately prior to the effective date of the reverse stock split.

As a result of the reverse stock split, the number of issued and outstanding shares of the Company’s common stock will be adjusted from approximately 315 million to approximately 45 million shares. The number of authorized shares of the Company’s common stock under the Certificate of Incorporation remains the same.

The Company’s common stock will open for trading on the NASDAQ Capital Market on July 10, 2017 on a split-adjusted basis under the existing trading symbol “PPHM”. The new CUSIP number for the Company’s common stock will change to 713661502 as of July 10, 2017.

The Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

ITEM 8.01	Other Events

On July 7, 2017, the Company announced the reverse stock split as described above in Item 5.03. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

3.1	Certificate of Amendment to Certificate of Incorporation of Peregrine Pharmaceuticals, Inc., as filed with the Secretary of State of the State of Delaware.
99.1	Press Release issued July 7, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: July 7, 2017	By:	/s/ Paul J. Lytle
Paul J. Lytle Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to Certificate of Incorporation of Peregrine Pharmaceuticals, Inc., as filed with the Secretary of State of the State of Delaware.
99.1	Press Release issued July 7, 2017.

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